                                                                     EXHIBIT 4.4


                                 AMENDMENT NO. 1

                                  BY AND AMONG

                         SCIENTIFIC LEARNING CORPORATION

                         WARBURG, PINCUS VENTURES, L.P.

                                       AND

                                    WPV, INC.

                          EFFECTIVE AS OF MARCH 9, 2001

                                       TO

               AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

                     ENTERED INTO AS OF DECEMBER 30TH, 1998,

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                               AMENDMENT NO. 1 TO

               AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

         Reference is made to the Amended and Restated Registration Rights Agreement (the "AGREEMENT"), entered into as of December 30, 1998, by and among Scientific Learning Corporation, a Delaware corporation (the "Company"), Warburg, Pincus Ventures, L.P. ("WP VENTURES"), a Delaware limited partnership and a holder of shares of Common Stock of the Company, par value $0.001 per share (the "COMMON STOCK"), and the parties listed on Exhibit A attached thereto (such parties, together with WP Ventures, the "OTHER PARTIES"). This Amendment No. 1, effective as of March 9, 2001, by and among the Company, WP Ventures and WPV, Inc. ("WPV"), a Delaware corporation and the recipient of a warrant to acquire shares of Common Stock, is attached to and made a part of the Agreement, and the Agreement is hereby amended and supplemented as follows:

         WHEREAS, the Company and the Other Parties entered the Agreement to provide the right to the Other Parties to require that the Company prepare and file a registration statement under the U.S. Securities Act of 1933 under specified circumstances relating to the offer and sale of the Company's securities held by such Other Parties; and

         WHEREAS, the Company is issuing on the date hereof a warrant or warrants to WPV to purchase up to 1,375,000 shares of the Common Stock in consideration of the delivery by WPV of an unlimited guaranty of that certain $15,000,000 line of credit to be extended by Fleet National Bank, N.A. to the Company (the "GUARANTY"), and, in consideration of, and as further inducement to WPV to deliver, the Guaranty, the Company desires to amend certain provisions of the Agreement to change the registration rights of WP Ventures with respect to its holdings of certain of the Company's securities as set forth herein, and to add WPV as a party to the Agreement; and

         WHEREAS, Section 2.10 of the Agreement provides that any provision of
Section 2 of the Agreement may be amended "...with the written consent of the Company and the Holders of at least a majority of the Registrable Securities," and that "[a]ny amendment... effected in accordance with... Section 2.10 shall be binding on each Holder and the Company;" and

         WHEREAS, WP Ventures is the Holder of a majority of the Registrable Securities pursuant to the definitions of such terms contained in Section 1.1 of the Agreement; and

         NOW, THEREFORE, in consideration of the premises set forth above and the mutual representations, warranties and agreements contained herein, the adequacy and sufficiency of which consideration is hereby agreed by the parties to be satisfactory, the parties hereby agree to amend the Agreement as follows:

A. DEFINITION OF "REGISTRABLE SECURITIES": Section 1.1 of the Agreement is hereby amended by deleting the current definition of "Registrable Securities" in its entirety and replacing it with the following:

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         ""REGISTRABLE SECURITIES" means: (i) any Common Stock of the Company issued or issuable upon conversion of the Shares; (ii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such above-described securities; (iii) all of the shares of Common Stock of the Company issuable upon exercise of the warrants issued to Warburg, Pincus Ventures, L.P., a Delaware limited partnership, on June 4, 1998 and October 23, 1998; (iv) all of the shares of Common Stock of the Company issuable upon exercise of the warrants issued to WPV, Inc., a Delaware corporation, on March 9, 2001; and (v) up to an aggregate of 1,000,000 additional shares of Common Stock now held or hereafter acquired by Warburg, Pincus Ventures, L.P., WPV, Inc. or any of their affiliates (as such term is defined in Rule 405 under the Exchange Act), whether purchased from the Company or in the open market, or acquired by any other means, such 1,000,000 shares of Common Stock being in addition to any other shares of Common Stock included as Registrable Securities pursuant to clauses (i) through (iv) of this definition."

B. ADDITION OF WPV AS A PARTY TO THE AGREEMENT. For the purpose of adding WPV as a party to the Agreement, WPV shall execute a copy of the Agreement as an "Investor" on the date hereof and Exhibit A of the Agreement is hereby amended by adding the following language to the end of the existing Exhibit A:

"WPV, Inc.                   (Not Applicable)      Warrants to acquire 1,375,000
466 Lexington Avenue                               shares of Common Stock, par
New York, NY 10017                                 value $0.001 per share"
Attention:  Timothy Curt

II.      GENERAL.

(a) All capitalized terms defined in the Agreement and used herein, except as otherwise defined herein, shall have the same meanings as in the Agreement.

(b) The Agreement together with this Amendment replaces and supersedes all other agreements, written or oral with respect to its subject matter.

(c) Except as expressly amended and supplemented hereby, the Agreement remains in full force and effect.

(d) If any term of this Amendment conflicts with the terms of the Agreement, the terms of this Amendment shall prevail.

(e) This Amendment may be signed in counterparts, each of which shall constitute an original and which together shall constitute one and the same amendment.

(f) This Amendment shall be governed by and construed in accordance with the laws of the State of California applicable to contracts between California residents entered into and to be performed entirely within the State of California without giving effect to the conflict or choice of law principles thereof.

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         IN WITNESS WHEREOF, the parties' duly authorized representatives hereby have executed this Agreement as of the date first written above.



SCIENTIFIC LEARNING CORPORATION               WPV, INC.



By:  /s/ Jane A. Freeman                      By:  /s/ Timothy Curt
   --------------------------------              -------------------------------
   Name: Jane A. Freeman                         Name:  Timothy Curt
   Title: Chief Financial Officer                Title:  Vice President

Address: 1995 University Avenue, Suite 400    Address: 466 Lexington Avenue
         Berkeley, CA 94704                            New York, NY 10017
         Fax:  (510) 665-1717                          Fax:  (212) 878-9200


WARBURG, PINCUS VENTURES, L.P



By:  /s/ Timothy Curt
   --------------------------------
       Name: Timothy Curt
       Title:  Partner

Address: 466 Lexington Avenue
         New York, NY 10017
         Fax:  (212) 878-9200


     [Signature page to Amendment No. 1 to Amended and Restated Registration
             Rights Agreement, entered into as of December 30, 1998]